Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350 AS
ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT

In connection with the Annual Report of Card Activation Technologies Inc. (the "Company") on Form 10-K/A for the period ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert Kite, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

CARD ACTIVATION TECHNOLOGIES INC.

Dated: March 30, 2011	By	/s/ Robert Kite
Robert Kite
Chairman, President and Chief Executive
Officer
(Principal Executive Officer and Principal
Financial Officer)